Exhibit 21.1
EMBECTA CORP.
LIST OF SUBSIDIARIES
Name                            Jurisdiction of Incorporation

Becton Dickinson Penel Irish Branch	Ireland
Becton Dickinson Penel Limited	Cayman Islands
embecta Arabia Limited Co	Saudi Arabia
embecta Argentina S.R.L.	Argentina
embecta Australia Pty Ltd	Australia (Victoria)
embecta Austria GmbH	Austria
embecta Belgium BV	Belgium
embecta Brazil Ltda.	Brazil
embecta Chile SpA	Chile
embecta Colombia S.A.S.	Colombia
embecta Denmark ApS	Denmark
embecta Finland Oy	Finland
embecta France	France (Paris)
embecta G.K. (Japanese: エムベクタ合同会社)	Japan (Tokyo)
embecta GmbH	Germany (Heidelberg)
embecta Hong Kong Limited	Hong Kong
embecta India Private Limited	India
embecta International Holdings I LLC	USA (Delaware)
embecta International Holdings II LLC	USA (Delaware)
embecta Israel Ltd.	Israel
embecta Kenya LTD.	Kenya
embecta Korea Ltd.	Korea
embecta Luxembourg I S.à r.l.	Luxembourg
embecta Luxembourg II S.à r.l.	Luxembourg
embecta Malaysia Sdn. Bhd.	Malaysia
embecta Medical Devices (Shanghai) Co., Ltd. (Chinese: 英佰达医疗器械（上海）有限公司)	China (Shanghai)
embecta Medical I LLC	USA (Delaware)
embecta Medical II LLC	USA (Delaware)
embecta Medical Spain, S.L.	Spain
embecta Mexico, S. de R.L. de C.V.	Mexico
embecta Netherlands B.V.	Netherlands (Amsterdam)
embecta Netherlands B.V. - Belgian Branch	Belgium
embecta New Zealand Limited	New Zealand
embecta Norway AS	Norway
Embecta Nova Scotia Company (French: Compagnie embecta de la Nouvelle-Écosse)	Canada (Nova Scotia)
embecta Peru S.R.L.	Peru
embecta Philippines Inc.	Philippines
embecta Poland sp. z o.o.	Poland

Exhibit 21.1

embecta Portugal, Unipessoal Lda	Portugal
embecta Rus Limited Liability Company	Russia
embecta Singapore Pte. Ltd.	Singapore
embecta Singapore Pte. Ltd., Indonesia Rep Office	Indonesia
embecta Singapore Pte. Ltd. Taiwan Branch (Taiwanese: 新加坡商英佰達股份有限公司台灣分公司)	Taiwan
embecta South Africa Proprietary Limited	South Africa
embecta Sweden AB	Sweden
embecta Switzerland Holdings Sàrl	Switzerland (Vaud)
embecta Switzerland Sàrl	Switzerland (Vaud)
embecta Turkey Medikal Ürün ve Cihazlar İthalat İhracat Satış Pazarlama ve Dağıtım Limited Şirketi	Turkey
embecta U.K. Irish Branch	Ireland
embecta U.K. Limited	United Kingdom
embecta Uruguay SRL	Uruguay
embecta US Holdings I LLC	USA (Delaware)
embecta (Thailand) Ltd. (Thai: เอ็มเบ็คต้า (ประเทศไทย) จำกัด)	Thailand
embecta Vietnam Co., Ltd. (Vietnamese: Công ty TNHH embecta Vietnam or Công ty TNHH embecta Việt Nam)	Vietnam
MWB 385 d.o.o.	Croatia
MWB 39 S.r.l.	Italy
MWB Shelfco 31 B.V. - Representative Office	UAE